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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C.  20549




                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                          For the month of April, 1996



                                 ISRAMCO, INC.
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               (Exact name of registrant as specified in charter)

                                   Delaware
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                            (State of Incorporation)

           800 Fifth Avenue, New York, New York 10021     Suite 21-D
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                    (Address of principal executive offices)

                                 212-888-0200
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                               (Telephone number)


             0-12500                                   13-3145265
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        Commission File No.                         IRS Employer ID No.

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Item 5.  Other Material Events
                 On April 17, 1996, Dr. Joseph Elmaleh resigned as the Chairman of the Board, Chief Executive Officer and as a Director of Isramco, Inc. (the "Company") pursuant to a Termination Agreement entered into between the Company and Dr. Joseph Elmaleh (the "Termination Agreement").
         In August of 1995, Dr. Joseph Elmaleh and Southern Shipping and Energy Inc. ("SSE"), a company which Dr. Elmaleh controls, sold all of their shares in J.O.E.L. - Jerusalem Oil Exploration Ltd. ("JOEL") (16.825% of the equity and vote in JOEL) to Pass-port Ltd. JOEL owns and controls 36.1% of the outstanding shares of the common stock of the Company (not including the 2.5 million Class A Warrants and 2.5 million Class B Warrants which are owned by
JOEL). JOEL had requested that Dr. Joseph Elmaleh tender his resignation as Chairman of the Board, Chief Executive Officer and a Director of the Company and thereafter, the Board of Directors appointed a Special Committee to initiate termination discussions with Dr. Joseph Elmaleh.
         Pursuant to the terms of the Termination Agreement:
         1. The Company terminated the July 1995 Consulting Agreement with Dr. Joseph Elmaleh and paid to Dr. Elmaleh the sum of $123,750 representing the balance of the unpaid consulting fees otherwise due to Dr. Elmaleh through the remaining term of the Consulting Agreement.
         2. Dr. Joseph Elmaleh covenanted that for a term of three (3) years not to directly or indirectly either on behalf of himself or on behalf of any business venture, as an employee, agent, broker, consultant, partner, principal, stockholder, officer or otherwise compete with the




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Company in connection with the exploration for oil and gas in the State of
Israel or in the territorial waters offshore Israel or in territories currently under the control of the State of Israel. The Company paid to Dr. Joseph Elmaleh the sum of $270,000 in consideration of his covenant not to compete as set forth in the Termination Agreement.
         3. The Company purchased from SSE 292,675 shares of the common stock of the Company held by SSE for a purchase price of $208,238.21.
         The terms and conditions of the Termination Agreement are fully set forth in Exhibit A attached hereto.
         At the present time, the Company has not filled the office of Chairman of the Board and Chief Executive Officer, or the office of director, vacated by Dr. Joseph Elmaleh.

Item 7.  Exhibits
         Exhibit A - Termination Agreement





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   Isramco, Inc.
                                                   (registrant)


April 17, 1996                                     By:  /s/ Danny Toledano
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   (date)                                                   Danny Toledano
                                                            President





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                                EXHIBIT INDEX
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                      Exhibit A -- Termination Agreement